MANAGEMENT AGREEMENT
SCHEDULE A

SERIES OF NEUBERGER BERMAN EQUITY FUNDS

The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Century Fund
Neuberger Berman Climate Change Fund
Neuberger Berman Dividend Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Research Opportunities Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund

Date: March 16, 2009

MANAGEMENT AGREEMENT
SCHEDULE B

RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets

Neuberger Berman Century Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Guardian Fund

Neuberger Berman International Large Cap Fund

Neuberger Berman Large Cap Disciplined Growth Fund

Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund

Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Socially Responsive Fund

0.550% of first $250 million 0.525% of next $250 million 0.500% of next $250 million 0.475% of next $250 million 0.450% of next $500 million 0.425% of next $2.5 billion 0.400% in excess of $4 billion
Neuberger Berman Climate Change Fund Neuberger Berman Genesis Fund Neuberger Berman Small Cap Growth Fund	0.850% of first $250 million 0.800% of next $250 million 0.750% of next $250 million 0.700% of next $250 million 0.650% in excess of $1 billion
Neuberger Berman Real Estate Fund	0.80%
Neuberger Berman International Fund Neuberger Berman International Institutional Fund	0.850% of first $250 million 0.825% of next $250 million 0.800% of next $250 million 0.775% of next $250 million 0.750% of next $500 million 0.725% of next $1 billion 0.700% in excess of $2.5 billion
Neuberger Berman Dividend Fund Neuberger Berman Research Opportunities Fund	0.450%
Neuberger Berman Emerging Markets Equity Fund	1.000% of first $250 million 0.975% of next $250 million 0.950% of next $250 million 0.925% of next $250 million 0.900% of next $500 million 0.875% of next $2.5 billion 0.850% in excess of $4 billion

Date: March 16, 2009